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                                                                      EXHIBIT 21

                                  Subsidiaries
                                  ------------
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
                                                                                     State of
    Corporate Name                                                                 Incorporation
    --------------                                                                 -------------
Subsidiaries of Registrant:

         Frisch Kentucky, Inc.                                                      Kentucky
         Frisch Indiana, Inc.                                                       Indiana
         Frisch Germantown Road, Inc.                                               Ohio
         Frisch Florida, Inc.                                                       Florida
         Kip's of Oklahoma, Inc.                                                    Oklahoma
         Frisch Ohio, Inc.                                                          Ohio

                                      37